Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396






May 31, 2000



Rabar Market Research, Inc.
10 Bank St. - Suite 830
White Plains, N.Y. 10606

Attention:  Mr. Paul Rabar

      Re:   Management Agreement Renewals

Dear Mr. Rabar:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2001and all other provisions of the Management Agreements will remain unchanged.

                Smith Barney Principal Plus Futures Fund L.P.
                Smith Barney Diversified Futures Fund L.P.
                Salomon  Smith Barney Global  Diversified  Futures Fund
               L.P.
                BBK Global  Futures Fund
                BBK Global Futures Plus Fund
                Smith Barney Diversified 2000 Futures Fund

May 31,  2000
Page 2



Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:
      Daniel A. Dantuono
      Chief Financial Officer,
      Director & Treasurer

RECEIVED

RABAR MARKET RESEARCH, INC.


By:

Print Name:


DAD/sr

                  Smith Barney Futures Management LLC
                    388 Greenwich Street, 7th Floor
                     New York, New York 10013-2396

May 31, 2000



Fort Orange Capital Management, Inc.
100 State Street
Albany, New York 12207

Attention:  Dr. Douglas Mitchell

      Re:   Management Agreement Renewals

Dear Dr. Mitchell:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2001and all other provisions of the Management Agreements will remain unchanged.

                Smith Barney Principal Plus Futures Fund L.P.
                Salomon Smith Barney Orion Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:
      Daniel A. Dantuono
      Chief Financial Officer,
      Director & Treasurer

By:

Print Name:

DAD/sr